Exhibit 10.32
FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT
This First Amendment to Construction Loan Agreement is dated as of the 16th day of August, 2006, and is by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company (“BORROWER”), and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.
WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of December 16,2005 (“AGREEMENT”).
Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:
     1. Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.
     2. The parties desire that the INTEREST PERIOD for the REVOLVING NOTE, FIXED RATE NOTE, VARIABLE RATE NOTE, and LONG TERM REVOLVING NOTE described in paragraph 3, below, commence on the same date as the CONSTRUCTION NOTE, which is the 16th day of the calendar month. Therefore, effective immediately, a new subparagraph 1.18.4 shall be added to Section 1.18 of the AGREEMENT, so that such Section 1.18 shall read:
1.18 “INTEREST PERIOD” means initially, the period commencing on the date of any loan made pursuant to this AGREEMENT and, for FIXED RATE NOTE and VARIABLE RATE NOTE ending three months later, and for the CONSTRUCTION NOTE, LONG TERM REVOLVING NOTE and REVOLVING NOTE ending one month later; and thereafter, each period commencing on the first day immediately following the last day of the immediately preceding INTEREST PERIOD and, for FIXED RATE NOTE and VARIABLE RATE NOTE ending three months thereafter, and for the CONSTRUCTION NOTE, LONG TERM REVOLVING NOTE and REVOLVING NOTE ending one month thereafter; provided that:
     1.18.1 subject to clauses 1.18.2 and 1.18.3 below, any INTEREST PERIOD which would otherwise end on a day which is not a EURODOLLAR BUSINESS DAY shall be extended to the next succeeding EURODOLLAR BUSINESS DAY unless such EURODOLLAR BUSINESS DAY falls in another calendar month, in which case such INTEREST PERIOD shall end on the immediately preceding EURODOLLAR BUSINESS DAY;
     1.18.2 subject to clause 1.18.3 below, any INTEREST PERIOD which begins on the last EURODOLLAR BUSINESS DAY of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such INTEREST PERIOD) shall end on the last EURODOLLAR BUSINESS DAY of a calendar month;

     1.18.3 no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE; and
     1.18.4 Notwithstanding anything hereinabove to the contrary, the INTEREST PERIOD for the REVOLVING NOTE, FIXED RATE NOTE, VARIABLE RATE NOTE, LONG TERM REVOLVING NOTE and the CONSTRUCTION NOTE shall commence on the 16th day of the calendar month.
     3. On execution hereof, BORROWER will execute and deliver to BANK a replacement note evidencing the REVOLVING NOTE, in order to change the maturity of such note. As the result, Section 1.24 of the AGREEMENT is hereby amended, effective immediately, to read:
1.24 “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to the CONSTRUCTION NOTE, April 16, 2007, as to the REVOLVING NOTE, July 5, 2007, as to FIXED RATE NOTE, VARIABLE RATE NOTE and as to LONG TERM REVOLVING NOTE, a date which is five years subsequent to the COMPLETION DATE, (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK has received (a) notice in writing from BORROWER of BORROWER’S election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.
     4. Effective immediately, Section 1.26 of the AGREEMENT is amended to read:
1.26 “MARKETING AND RISK MANAGEMENT CONTRACTS” means the contracts between BORROWER and the entities named below (or any other entity contracting with BORROWER for similar purposes)

Contracting Entity	Regarding:
Commodity Specialists Company	distillers dried grains (“DDGS”)
Renewable Products Marketing Group, LLC	ethanol products
(to be determined)	wet distiller’s grains (“DWGS”)
New Vision Co-op	unit trains of corn
Iowa Grain Company	corn hedging
General Industries, Inc. d/b/a Center Coal Company	provision of coal
     5. Effective immediately, Section 2.13 of the AGREEMENT is amended to read:
2.13 Fees. At CLOSING, the BORROWER shall pay to the BANK the $70,000.00 balance of the due diligence and negotiation fee, which fee BORROWER agrees and acknowledges has been earned by BANK as of the execution hereof as the result of BANK’s efforts to acquire participating lenders. At CLOSING, the BORROWER shall pay to the BANK a commitment fee of $414,088.05, which fee BORROWER agrees and acknowledges has been earned by BANK. On COMPLETION DATE, the first Annual Servicing Fee of $30,000 shall become due, in addition, on each annual anniversary of COMPLETION DATE an Annual Servicing Fee of $30,000.00 shall become due, which the BORROWER shall pay to the BANK in four equal quarterly installments, commencing three months after COMPLETION DATE, with the final installment due on the fifth anniversary of COMPLETION DATE. BORROWER agrees to pay BANK an unused commitment fee equal to 30 basis points of the average unused portion of the REVOLVING LOAN COMMITMENT and of LONG TERM REVOLVING NOTE, calculated and payable on a quarterly basis in arrears; provided, however, the unused commitment fees on same shall not apply and be payable by the BORROWER until the COMPLETION DATE. BORROWER shall pay BANK commitment fees equal to Two and one-quarter (2.25%) percent of outstanding Letters of Credit issued on BORROWER’s account, together with such other fees as are consistent with BANK’s then current International Trade Services Fee Schedule. The International Trade Services Fee Schedule effective at the execution of this AGREEMENT is attached hereto, marked Exhibit G, by this reference made a part hereof.
6. Effective immediately, Section 6.3.13 of the AGREEMENT is amended to read:
6.3.13 Maintain primary banking accounts (including those accounts containing BORROWER’s equity capital) at BANK, other than as otherwise agreed by BANK. BORROWER may maintain a depositary account at Bremer Bank, with collected balances of no more than $500,000.
7. Effective immediately, Section 6.4.17 of the AGREEMENT is amended to read:
Allow the balance of its depository account at Bremer Bank to have a collected funds balance of more than $500,000 at any time.
     8. BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.
     9. Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.
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     IN WITNESS whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Red Trail Energy, LLC

By:	/s/ Chris Reiner Chris Reiner	By:	/s/ Ambrose R. Hoff
	Commercial Loan Officer	Name:	Ambrose R. Hoff
		Its:	Chairman

And

		BY:	/s/ William A. Price
		Name:	William A. Price
		Its:	Vice President